Exhibit 16.1

April 19, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E., Mail Stop 6628

Washington, D.C. 20549-6628

Re:	CytoDyn Inc.

Commission File Number 000-49908

To Office of Chief Accountant:

We have received a copy of, and are in agreement with, the statements being made by CytoDyn Inc. in Item 4.01 of its Form 8-K dated April 19, 2022, captioned “Changes in Registrant’s Certifying Accountant” regarding our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/  Warren Averett, LLC